EXHIBIT 99.1

FOR IMMEDIATE RELEASE

FOR IMMEDIATE RELEASE

NEW YORK - May 12, 2006 - iVillage Inc. (NASDAQ: IVIL) today announced that its stockholders approved the proposed merger of iVillage with a wholly-owned subsidiary of NBC Universal, Inc. at a special meeting of the iVillage stockholders. The merger was approved by approximately 74% of the shares outstanding and approximately 97% of the shares voting. The closing of the acquisition is expected to take place on May 15, 2006.

About iVillage Inc.

iVillage is “the Internet for women” and consists of several online and offline media-based properties that seek to enrich the lives of women, teenage girls and parents through the offering of unique content, community applications, tools and interactive features. iVillage Inc. (NASDAQ: IVIL) was established in 1995 and is headquartered in New York City.

For more information on iVillage please visit www.ivillage.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
iVillage Inc. has included in this press release certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the acquisition of  iVillage by NBC Universal, as well as iVillage’s business, operations and financial condition. The words or phrases “can be,” “expects,” “may affect,” “anticipates,” “may depend,” “believes,” “estimates,” “plans,” “projects” and similar words and phrases are intended to identify such forward-looking statements. These forward-looking statements are subject to various known and unknown risks and uncertainties and iVillage cautions you that any forward-looking information provided by or on behalf of iVillage is not a guarantee that the acquisition will be consummated, or a guarantee of future results, performance or achievements. Actual results could differ materially from those anticipated in these forward-looking statements due to a number of factors, some of which are beyond iVillage’s control. In addition to those risks discussed in iVillage’s other press releases, public filings and statements by iVillage’s management, factors that may cause iVillage’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward looking statements include: (i) the volatile and competitive nature of the Internet industry and the media industry, (ii) changes in domestic and foreign economic, political and market conditions, (iii) the effect of federal, state and foreign regulation on iVillage’s business, (iv) the impact of recent and future acquisitions and joint ventures on iVillage’s business and financial condition, (v) iVillage’s ability to establish and maintain relationships with advertisers, sponsors, and other third-party providers and partners, (vi) iVillage’s ability to maintain or increase user traffic levels, (vii) the loss of one or more of iVillage’s major customers, (viii) the effect of seasonal fluctuations in traditional online advertising purchasing patterns on iVillage’s results of operations and (ix) the impact of pending litigation on iVillage’s business, results of operations and financial condition. All such forward-looking statements are current only as of the date on which such statements were made. iVillage does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Contact:                 iVillage Inc.:

Carl R. Fischer IV, iVillage Inc., 212.600.6502